                                                                     EXHIBIT 11




                      THE LANGER BIOMECHANICS GROUP, INC.
                               AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE AMOUNTS

For the years ended February 28, 1997, February 29, 1996 and February 28, 1995

                                                                                1997        1996         1995
                                                                             ----------  -----------  -----------
Primary:
Net income (loss)..........................................................  $  303,047  $  (432,985) $  (637,159)
                                                                             ----------  -----------  -----------
Weighted average number of common shares...................................   2,583,344    2,568,458    2,547,281
Assumed number of shares issued from common share equivalents..............      83,076           --           --
                                                                             ----------  -----------  -----------
Weighted average number of common and common equivalent shares.............   2,666,420    2,568,458    2,547,281
                                                                             ----------  -----------  -----------
Net income (loss) per share:
Primary....................................................................  $     0.11  $     (0.17) $     (0.25)
                                                                             ----------  -----------  -----------
Fully Diluted:
Net income (loss)..........................................................  $  303,047  $  (432,985) $  (637,159)
                                                                             ----------  -----------  -----------
Weighted average number of common shares...................................   2,583,344    2,568,458    2,547,281
Assumed number of shares issued from common share equivalents..............      83,076           --           --
                                                                             ----------  -----------  -----------
Weighted average number of common and common equivalent shares.............   2,666,420    2,568,458    2,547,281
                                                                             ----------  -----------  -----------
Net income (loss) per share:
Fully Diluted..............................................................  $     0.11  $     (0.17) $     (0.25)
                                                                             ----------  -----------  -----------





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